As filed with the Securities and Exchange Commission on July 8, 1999

POST-EFFECTIVE  AMENDMENT  NO.  1  TO  REGISTRATION NO. 33-79884

                              SECURITIES AND
                           EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________


                           SPG PROPERTIES, INC.
          (Exact name of registrant as specified in its charter)

                MARYLAND                                 35-1901999
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)
       115 WEST WASHINGTON STREET
              SUITE 15 EAST
          INDIANAPOLIS, INDIANA                            46204
(Address of Principal Executive Offices)                 (Zip Code)



                     SIMON PROPERTY GROUP AND ADOPTING
                      ENTITIES MATCHING SAVINGS PLAN
                         (Full title of the plan)

                             JAMES M. BARKLEY
                              GENERAL COUNSEL
                           SIMON PROPERTY GROUP
                        115 WEST WASHINGTON STREET
                               SUITE 15 EAST
                       INDIANAPOLIS, INDIANA  46204
                  (Name and address of agent for service)

                              (317) 636-1600
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                             David C. Worrell
                              Baker & Daniels
                   300 North Meridian Street, Suite 2700
                     Indianapolis, Indiana 46204-1782
                              (317) 237-0300

   Effective September 24, 1998, SPG Properties, Inc., a Maryland corporation formerly known as Simon Property Group, Inc. ("Old Simon") became a subsidiary of Simon Property Group, Inc., a Delaware corporation ("New Simon"). As part of that transaction, the shares of capital stock of Old Simon held in the Simon DeBartolo Group and Adopting Entities Matching Savings Plan (the "Plan") were converted into shares of capital stock of New Simon (including beneficial interests in shares of New Simon's affiliate,  SPG  Realty  Consultants,  Inc.)  and  New  Simon  assumed  all obligations of Old Simon with respect to the Plan. This Post-Effective Amendment No. 1 to Registration No. 33-79884 is being filed solely to deregister 451,272 unsold shares of capital stock of Old Simon and an indeterminate amount of corresponding interests in the Plan, previously registered for offer and sale to participants in the Plan. New Simon is concurrently filing a registration statement on Form S-8 with respect to the offer and sale of capital stock of shares of New Simon and corresponding interests in the Plan to participants in the Plan.

                                SIGNATURES

   THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 6, 1999.

                                SPG PROPERTIES, INC.
                                (FORMERLY SIMON DEBARTOLO GROUP, INC. AND,
                                PRIOR TO THAT, SIMON PROPERTY GROUP, INC.)


                                By:       /S/ DAVID SIMON
                                   David Simon
                                   Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment to the Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

SIGNATURE                           TITLE                          DATE
    /S/ DAVID SIMON                 Chief Executive Officer        July 6, 1999
      David Simon                   and Director (Principal
                                    Executive Officer)

    /S/ HERBERT SIMON               Co-Chairman of the             July 6, 1999
      Herbert Simon                 Board of Directors

      Melvin Simon                  Co-Chairman of the             July _, 1999
                                    Board of Directors

    /S/ HANS C. MAUTNER             Vice Chairman of the           July 6, 1999
      Hans C. Mautner               Board of Directors

      Richard Sokolov               President, Chief Operating     July _, 1999
                                    Officer and Director

    /S/ ROBERT E. ANGELICA          Director                       July 6, 1999
      Robert E. Angelica

    /S/ BIRCH BAYH                  Director                       July 6, 1999
      Birch Bayh

      Pieter S. van den Berg        Director                       July _, 1999

    /S/ G. WILLIAM MILLER           Director                       July 6, 1999
      G. William Miller

    /S/ FREDRICK W. PETRI           Director                       July 6, 1999
      Fredrick W. Petri

    /S/ J. ALBERT SMITH             Director                       July 6, 1999
      J. Albert Smith

    /S/ PHILIP J. WARD              Director                       July 6, 1999
      Philip J. Ward

    /S/ DENISE DEBARTOLO YORK       Director                       July 6, 1999
      M. Denise DeBartolo York

    /S/ JOHN DAHL                   Senior Vice President          July 6, 1999
      John Dahl                     (Principal Accounting
                                    Officer)

Principal Financial Officers:

    /S/ STEPHEN E. STERRETT         Treasurer                      July 6, 1999
      Stephen E. Sterrett

    /S/ JAMES R. GIULIANO III       Senior Vice President          July 6, 1999
      James R. Giuliano III

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on July 6, 1999.

                             SIMON PROPERTY GROUP AND ADOPTING ENTITIES
                             MATCHING SAVINGS PLAN

                             SIMON PROPERTY GROUP, L.P.,
                             as Plan Administrator

                             By:  SIMON PROPERTY GROUP, INC.,
                                Managing General Partner

                             By:       /S/ DAVID SIMON
                             David Simon, Chief Executive Officer